 Exhibit B, 30(iv)

Form 4

Business Corporations Act
(Section 29 or 173)

ALBERTA

Corporate Registry                                                                                           ARTICLES OF AMENDMENT

1. NAME OF CORPORATION:                                                                                         2. CORPORATE ACCESS NUMBER

      PLAYER RESOURCES LTD.                                                  209540673

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

1.            In accordance with Sections 173(l)(c) of the Business Corporations Act (Alberta), item 3, THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE, of the Articles of the Corporation is hereby amended as follows:

(a)	Pursuant to Section 173 (1)(c), by increasing the maximum number of Common Shares that the Corporation is authorized to issue to an unlimited number.

July 29, 2002	/s/ Nick Salaysay	Solicitor

DATE	SIGNATURE	TITLE

Transmitted to Alberta Corporate Registry
on July 29, 2002 by
Gowling Lafleur Henderson LLP, Service Provider
/s/ O.R.
Accredited Person